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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 AUGUST 26, 1997


                              T CELL SCIENCES, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


          DELAWARE                      0-15006                   13-3191702
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(State or other jurisdiction    (Commission file number)        (IRS employer
        of incorporation)                                    identification no.)


                      119 FOURTH AVENUE, NEEDHAM, MA 02194
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              (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (617) 433-0771
                                                           --------------





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ITEM 5 - OTHER EVENTS

On August 26, 1997 T Cell Sciences, Inc. ("T Cell") announced the findings of the Superior Court of Massachusetts in litigation relating to its former headquarters in Cambridge, Massachusetts:

NEEDHAM, Mass., Aug. 26, 1997--T Cell Sciences, Inc. (Nasdaq:TCEL) announced today that the Superior Court of Massachusetts has entered findings of fact and conclusions of law on a limited trial of T Cell's lawsuit against the landlord of its former Cambridge, Massachusetts headquarters. T Cell is seeking to recover damages it incurred as a result of the evacuation of the building due to air quality problems caused by contamination by fireproofing fibers. The landlord defendant has filed a counterclaim alleging T Cell has breached its lease obligations. In its findings on the limited trial, the Court concluded that T Cell had not proved at the limited trial that any fireproofing fibers contaminated T Cell's space, T Cell's space was not uninhabitable because of contamination from fireproofing fibers and T Cell was not justified in terminating its lease on the grounds that its office and laboratories were uninhabitable.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

         99.1     Press Release issued August 26, 1997




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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         T CELL SCIENCES, INC.



Date: August 26, 1997                    By: /s/  Una S. Ryan
                                             _______________________
                                             Una S. Ryan, Ph.D.
                                             Chief Executive Officer




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                                  EXHIBIT INDEX


99.1     Press Release Issued August 26, 1997.